SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2005

AFFYMETRIX, INC.
(Exact Name of Registrant
as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
0-28218		77-0319159
(Commission File Number)		(IRS Employer Identification No.)
3380 Central Expressway,
Santa Clara, California		95051
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 731-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2005, Affymetrix, Inc. entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with ParAllele Bioscience, Inc. (“ParAllele”), Pinecone Acquisition, Inc. and Jonathan MacQuitty, as Shareholders’ Representative, pursuant to which Affymetrix will acquire all of the outstanding voting stock of ParAllele. Affymetrix is paying approximately $120 million to acquire ParAllele, subject to certain adjustments, including an adjustment for changes in ParAllele’s working capital prior to the closing of the transaction. Under certain circumstances, the merger consideration may be paid in Affymetrix stock, in cash or in a combination of stock and cash. The transaction is expected to close in the third quarter of 2005 and is subject to customary closing conditions and regulatory approvals.

A copy of the Merger Agreement is filed as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

10.26	Agreement and Plan of Merger and Reorganization dated May 31, 2005 amongParAllele Bioscience, Inc., Affymetrix, Inc., Pinecone Acquisition, Inc. and Jonathan MacQuitty, as Shareholders’ Representative

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.
Date:	May 31, 2005	By:	/s/ BARBARA A. CAULFIELD

			Name:	Barbara A. Caulfield
			Title:	Executive Vice President and
General Counsel